Exhibit 77Q1(g) –

A Plan of Reorganization relating to the merger described in Exhibit 77M above is incorporated by reference to the Plan of Reorganization dated as of September 17, 2009 contained in the Daily Income Fund’s Registration Statement on Form N-14 filed with the SEC on September 10, 2009.